CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Zoloto Resources Ltd., on Form 20–F (the “Report”) for the fiscal period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned officers of Zoloto Resources Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Date: July 30, 2007	/s/ LAURENCE STEPHENSON
Laurence Stephenson
Chief Executive Officer

Date: July 30, 2007	/s/ Susan Wong
Susan Wong
Chief Financial Officer